               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 26, 2001, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2001. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-3, S-4 and S-8 (File Nos. 333-52514, 333-74339, 333-46542, and 333-37696).

/s/ Grant Thornton LLP

San Jose, California
July 26, 2001